Exhibit 99.1

45-04

Intervoice Announces Fiscal 2005 Second Quarter Results

Sales of $44.3 Million and Net Income of $0.13 Per Diluted Share

DALLAS - September 23, 2004 - Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $44.3 million for its second fiscal quarter ended August 31, 2004, a 6.5 percent increase from $41.6 million posted in the same quarter last year. Net income for the second quarter was $5.1 million, or $0.13 per diluted share. These results reflect significant improvement from net income of $3.6 million, or $0.10 per diluted share posted in the second quarter of last year. Revenues for the second quarter last year included a $2.1 million receipt from a cash-basis international managed services company. Revenues for the current quarter included no such cash receipt.

The Company’s solutions backlog of $40.2 million at August 31, 2004, is up 33.6% from $30.1 million at August 31, 2003 and is down 6.9% from $43.2 million at the end of last quarter. During the second quarter of this year, cash balances increased by $3.5 million to $49.0 million, and the Company reduced its total debt balance to $11.5 million through repayments totaling $1.1 million. Working capital increased from $2.0 million at August 31, 2003 to $29.7 million at August 31, 2004. Fiscal 2005 second quarter activities resulted in working capital increases totaling $5.9 million.

“We are pleased to report great quarterly results and the continued strengthening of our balance sheet. Revenue growth combined with management’s focus on cost control is continuing to pay off,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer.

“Our total sales organization continues to perform well and we are clearly making great progress toward our goal of increasing sales of voice solutions to both our enterprise and global carrier markets,” said David Brandenburg, the Company’s Chairman and CEO. “Our solutions backlog remains solid, and I believe the Company’s outlook continues to be very favorable. I currently believe revenues for the third quarter of fiscal 2005 will be in the $44 million to $48 million range. I look forward to discussing details of our second fiscal quarter and outlook for the future in tomorrow’s conference call with investors.”

“Further, we wish to bring to your attention that in the course of attempting to settle a commercial dispute with one of our vendors, we obtained new information concerning transactions that occurred in calendar years 2000 and 2001. Management reviewed the new information and notified our Audit Committee which is looking into the matter,” said David Brandenburg.

The Audit Committee is investigating transactions accounted for as purchases of licenses from a supplier in calendar years 2000 and 2001, particularly $900,000 paid in calendar 2001, and whether any such transaction was related to the modification of a warrant issued to the Company by such supplier. The Audit Committee will also review the accounting treatment for certain sales transactions in calendar years 2000 and 2001. The sales transactions currently under review did not exceed 1% and 3% of the Company’s revenues in fiscal 2000 and 2002, respectively. The Audit Committee is being assisted by separate independent counsel and accountants. Intervoice self-reported the investigation and the basis therefor to the Securities and Exchange Commission. While these transactions occurred in calendar years 2000 and 2001, Intervoice’s Board and management are fully supportive of a thorough review to determine whether any further action is appropriate.

The Company has scheduled a conference call for 9:00 a.m. central daylight time on Friday, September 24, 2004, to discuss its second fiscal quarter results and its outlook for the future. To participate in the call, dial (719) 457-2657. The conference call confirmation code is 912431. A replay of the call will be available at the Company’s Web site: www.intervoice.com.

Intervoice, Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release, including without limitation, any and all statements regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, potential future revenues and industry conditions are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Reports filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties sometimes in the past have affected, and in the future could affect Intervoice’s actual results and cause such results to differ materially from the forward-looking statements in this press release.

About Intervoice
With more than 20 years of experience, Intervoice, Inc. (NASDAQ: INTV) creates measurable business value by applying innovative speech technology to optimize voice automation solutions. Intervoice provides developers, enterprises and carriers with the platform, software and services necessary to enable an interactive dialogue with technology, resulting in improved operational efficiencies, revenue, and customer satisfaction. Omvia®, the open, standards-based Intervoice product suite, consists of advanced messaging, portal, IVR and payment applications. The Omvia Voice Framework is the most open voice solution on the market, allowing unparalleled scalability and flexibility within a traditional, VXML or SALT environment. Intervoice has sold more than 23,000 systems worldwide to companies including Ameritrade, Amtrak, Citibank, MasterCard, O2, Rogers Wireless, SBC, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.

INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	August 31, 2004	February 29, 2004
	(Unaudited)
Current Assets
Cash and cash equivalents	$48,955	$40,859
Trade accounts receivable, net of allowance for doubtful accounts of $970 in fiscal 2005 and $947 in fiscal 2004	25,855	23,719
Inventory	8,328	8,415
Prepaid expenses and other current assets	5,588	5,087

	88,726	78,080

Property and Equipment
Land and buildings	16,912	16,857
Computer equipment and software	42,084	39,073
Furniture, fixtures and other	3,152	3,190
Service equipment	8,961	9,421

	71,109	68,541
Less allowance for depreciation	50,483	48,325

	20,626	20,216
Other Assets
Intangible assets, net of accumulated amortization of $15,258 in fiscal 2005 and $34,443 in fiscal 2004	5,289	6,363
Goodwill	3,401	3,401
Other assets	731	3,491

	$118,773	$111,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$11,128	$10,746
Accrued expenses	11,732	11,919
Customer deposits	5,569	6,625
Deferred income	23,429	22,257
Current portion of long-term borrowings	400	—
Income taxes payable	6,774	7,379

	59,032	58,926
Long-Term Borrowings	11,135	13,101
Other Long-Term Liabilities	12	271
Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 36,004,683 issued and outstanding in fiscal 2005 and 35,691,389 issued and outstanding in fiscal 2004	18	18
Additional capital	76,979	75,276
Accumulated deficit	(27,182)	(35,441)
Accumulated other comprehensive loss	(1,221)	(600)

Stockholders’ equity	48,594	39,253

	$118,773	$111,551

Certain prior year balances have been reclassified to conform to the current year presentation.

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2004	2003	2004	2003
Sales
Solutions	$25,244	$20,625	$46,389	$38,655
Recurring services	19,015	20,982	39,786	41,353

	44,259	41,607	86,175	80,008

Cost of goods sold
Solutions	13,276	11,271	25,256	22,484
Recurring services	6,894	7,472	13,975	14,202

	20,170	18,743	39,231	36,686

Gross margin
Solutions	11,968	9,354	21,133	16,171
Recurring services	12,121	13,510	25,811	27,151

	24,089	22,864	46,944	43,322
Research and development expenses	3,419	3,703	7,162	7,574
Selling, general and administrative expenses	13,936	13,091	28,088	26,562
Amortization of acquisition related intangible assets	252	705	957	1,410

Income from operations	6,482	5,365	10,737	7,776
Other income (expense)	97	139	464	(47)
Interest expense	(110)	(536)	(384)	(1,081)

Income before taxes	6,469	4,968	10,817	6,648
Income taxes	1,387	1,372	2,558	2,116
Net income	$5,082	$3,596	$8,259	$4,532

Net income per share — basic	$0.14	$0.11	$0.23	$0.13

Shares used in basic per share computation	35,988	34,195	35,918	34,153

Net income per share — diluted	$0.13	$0.10	$0.22	$0.13

Shares used in diluted per share computation	37,963	35,370	38,299	34,814

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2004	2003	2004	2003
Operating activities
Net income	$5,082	$3,596	$8,259	$4,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,783	2,418	4,067	4,800
Other changes in operating activities	(2,819)	5,738	(3,655)	6,022

Net cash provided by operating activities	4,046	11,752	8,671	15,354

Investing activities
Purchases of property and equipment	(2,531)	(1,210)	(3,464)	(2,473)
Proceeds from sale of assets	—	14	—	14

Net cash used in investing activities	(2,531)	(1,196)	(3,464)	(2,459)

Financing activities
Paydown of debt	(9,066)	(1,833)	(9,566)	(2,667)
Borrowings	8,000	—	8,000	—
Premium on early extinguishment of debt	—	—	(5)	—
Release of restricted cash	2,750	—	2,750	—
Exercise of stock options	120	907	1,703	907

Net cash provided by (used in) financing activities	1,804	(926)	2,882	(1,760)
Effect of exchange rates on cash	148	(420)	7	(332)

Increase in cash and cash equivalents	3,467	9,210	8,096	10,803
Cash and cash equivalents, beginning of period	45,488	27,804	40,859	26,211

Cash and cash equivalents, end of period	$48,955	$37,014	$48,955	$37,014

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated
	Common Stock				Other
			Additional	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance at February 29, 2004	35,691,389	$18	$75,276	$(35,441)	$(600)	$39,253
Net income	—	—	—	8,259	—	8,259
Foreign currency translation adjustment	—	—	—	—	(621)	(621)

Comprehensive income						7,638

Exercise of stock options	313,294	—	1,703	—	—	1,703

Balance at August 31, 2004	36,004,683	$18	$76,979	$(27,182)	$(1,221)	$48,594

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended August 31, 2004
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$15,551	61.6%	$9,693	38.4%	$25,244	100.0%
Customer and Software Support	10,113	73.4%	3,665	26.6%	13,778	100.0%
Managed Services	2,369	45.2%	2,868	54.8%	5,237	100.0%

Total Sales	$28,033	63.3%	$16,226	36.7%	$44,259	100.0%

IVR/Portal					$20,450	46.2%
Messaging					2,224	5.0%
Payment					2,570	5.8%

Total Solutions					25,244	57.0%

Customer and Software Support					13,778	31.1%
Managed Services					5,237	11.9%

Total Recurring Services					19,015	43.0%

Total Sales					$44,259	100.0%

Intervoice, Inc.
Revenues by Market and Geography
For the Six Months Ended August 31, 2004
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$27,959	60.3%	$18,430	39.7%	$46,389	100.0%
Customer and Software Support	20,677	71.3%	8,316	28.7%	28,993	100.0%
Managed Services	4,734	43.9%	6,059	56.1%	10,793	100.0%

Total Sales	$53,370	61.9%	$32,805	38.1%	$86,175	100.0%

IVR/Portal					$36,036	41.8%
Messaging					4,630	5.4%
Payment					5,723	6.6%

Total Solutions					46,389	53.8%

Customer and Software Support					28,993	33.7%
Managed Services					10,793	12.5%

Total Recurring Services					39,786	46.2%

Total Sales					$86,175	100.0%